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                                 May 31, 2001






Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

                              Re: NYFIX, INC.
                                  -----------

Gentlemen:


         We have acted as counsel to NYFIX, Inc., a New York corporation (the "Company"), in connection with the filing of its registration statement on Form S-3 (the "Registration Statement") relating to 3,000,000 shares (the "Shares") of its Common Stock, $.001 par value (the "Common Stock"), and 450,000 additional shares of Common Stock which are subject to an over-allotment option granted to the underwriters by certain shareholders of the Company (the "Over-Allotment Shares"), all as more particularly described in the Registration Statement.


         In our capacity as counsel to the Company, we have examined the Company's Certificate of Incorporation and By-Laws, each as amended to date, the Registration Statement and such other documents as we have considered appropriate for purposes of this opinion.

         With respect to factual matters, we have relied upon statements and certificates of officers of the Company. We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted


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May 31, 2001
Page -2-

to us as conformed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signatures on all documents submitted to us.

         On the basis of the foregoing, we are of the opinion that the Over-Allotment Shares have been, and the Shares will be, when sold as contemplated by the Registration Statement, duly and validly issued, fully paid and non-assessable, subject to the provisions of Section 630 of the New York Business Corporation Law.

         In rendering our opinion with regards to the legality of the Over-Allotment Shares, we have relied without investigation on representations made by Trans-Aire Electronics, Inc. in the Exchange of Stock Agreement and Plan of Reorganization dated May 29, 1991, by and between Trans-Aire Electronics, Inc., a New York corporation, and Trinitech Business Systems, Inc., a New York corporation.

         We advise you that members of our firm own shares of Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to our firm under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement.

                           Very truly yours,


                           /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP